Exhibit 99.2

J. Daniel Matheson, III Named Committee Chairman for United Security Bancshares, Inc. Executive Management Committee

THOMASVILLE, Ala.--(BUSINESS WIRE)--July 5, 2011--United Security Bancshares, Inc. (NASDAQ: USBI) today announced that J. Daniel (Dan) Matheson, III was named Committee Chairman of the Company’s Executive Management Committee by the Board of Directors. This committee has been designated by the Board of Directors to manage the Bank due to the resignation of Mr. R. Terry Phillips as President and CEO effective June 30, 2011.

“United Security’s Board of Directors has designated Dan Matheson as Chairman and lead member of the Company’s Executive Management Committee,” stated Hardie B. Kimbrough, Chairman of the Board of United Security Bancshares, Inc. “Mr. Matheson will continue in this capacity until a successor President and CEO is hired.”

United Security’s existing Management Succession Policy allows the Board of Directors to appoint a Chairman of the Executive Management Committee to serve as Committee Chairman and lead member of the group upon the resignation of the Company’s CEO. The Executive Management Committee includes Robert Steen - Chief Financial Officer, Craig B. Nelson - Chief Credit Officer, Phil Maughan - Senior Loan Officer, Eric Mabowitz - Executive Vice President, Branch Administration and Senior Loan Officer, and Dan Matheson - Chief Investment Officer. In addition, the Board has designated Chris Mitchell, CEO and President of Acceptance Loan Company, Inc., to be included as a member of the Committee.

A Search Committee of the Board of Directors will undertake a comprehensive search to identify and engage a successor President and CEO for United Security Bancshares, Inc. This Committee is expected to consider both internal and external candidates who bring appropriate skills and experience to the Company and First United Security Bank.

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties, including but are not limited to, (1) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (2) continued deterioration in the residential real estate market; (3) further decline in the economy in the markets that the Company serves; (4) changes in the legislative and regulatory environment; (5) the Company’s inability to successfully implement its growth strategy; and (6) the loss of key personnel. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. With respect to the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

CONTACT:
United Security Bancshares, Inc.
Beverly Dozier, 334-636-5424